                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG


                                  ICCE, INC.,

                         RFCG MERGER SUBSIDIARY, INC.,

                      RYLAN FORBES CONSULTING GROUP, INC.

                                      AND

            THE SHAREHOLDERS OF RYLAN FORBES CONSULTING GROUP, INC.

                           Dated as of July 25, 1997

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
PARTIES.................................................................   1
PREAMBLE................................................................   1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER............................   1
        1.1  Merger.....................................................   1
        1.2  Time and Place of Closing..................................   2
        1.3  Effective Time.............................................   2
ARTICLE 2 - TERMS OF MERGER.............................................   2
        2.1  Charter....................................................   2
        2.2  Bylaws.....................................................   2
        2.3  Directors and Officers.....................................   2
ARTICLE 3 - MANNER OF CONVERTING SHARES.................................   2
        3.1  Conversion of Shares.......................................   2
        3.2  Anti-Dilution Provisions...................................   3
        3.3  Shares Held by RFCG or ICCE................................   3
        3.4  Exchange of Shares.........................................   3
        3.5  Rights of Former RFCG Shareholders.........................   4
        3.6  Legending of Securities; Pooling Restrictions..............   4
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF RFCG AND THE
            SHAREHOLDERS................................................   5
        4.1  Organization, Standing, and Power..........................   5
        4.2  Authority of RFCG; No Breach By Agreement..................   6
        4.3  Authority of Shareholders; No Breach By Agreement..........   6
        4.4  Capital Stock..............................................   7
        4.5  RFCG Subsidiaries..........................................   8
        4.6  Financial Statements.......................................   8
        4.7  Absence of Undisclosed Liabilities.........................   8
        4.8  Absence of Certain Changes or Events.......................   8
        4.9  Tax Matters................................................   9
       4.10  Assets.....................................................  10
       4.11  Intellectual Property......................................  11
       4.12  Environmental Matters......................................  11
       4.13  Compliance with Laws.......................................  12
       4.14  Labor and Employment Matters...............................  12
       4.15  Employee Benefit Plans.....................................  13
       4.16  Material Contracts.........................................  14
       4.17  Legal Proceedings..........................................  15
       4.18  Reports....................................................  15
       4.19  Statements True and Correct................................  16
       4.20  Accounting, Tax and Regulatory Matters.....................  16
       4.21  Investment Intention.......................................  16

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF ICCE......................  16
        5.1  Organization, Standing, and Power..........................  16
        5.2  Authority; No Breach By Agreement..........................  17
        5.3  Capital Stock..............................................  17
        5.4  Financial Statements.......................................  18
        5.5  Absence of Certain Changes or Events.......................  18
        5.6  Compliance With Laws.......................................  18
        5.7  Legal Proceedings..........................................  19
        5.8  Statements True and Correct................................  19
        5.9  Authority of Sub...........................................  19
       5.10  Accounting, Tax and Regulatory Matters.....................  20
ARTICLE 6 - CONDUCT OF BUSINESS PENDING CONSUMMATION....................  20
        6.1  Affirmative Covenants of RFCG..............................  20
        6.2  Negative Covenants of RFCG.................................  20
        6.3  Covenants of ICCE..........................................  22
        6.4  Adverse Changes in Condition...............................  23
ARTICLE 7 - ADDITIONAL AGREEMENTS.......................................  23
        7.1  Applications; Antitrust Notification.......................  23
        7.2  Filings with State Offices.................................  23
        7.3  Agreement as to Efforts to Consummate......................  23
        7.4  Investigation and Confidentiality..........................  24
        7.5  Press Releases.............................................  24
        7.6  Certain Actions............................................  24
        7.7  Certain Tax Returns of RFCG................................  25
        7.8  Shareholder Releases.......................................  25
        7.9  Accounting and Tax Treatment...............................  26
       7.10  Participation in Option Plan...............................  26
ARTICLE 8 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE...........  26
        8.1  Conditions to Obligations of Each Party....................  26
        8.2  Conditions to Obligations of ICCE..........................  27
        8.3  Conditions to Obligations of RFCG and the Shareholders.....  28
ARTICLE 9 - INDEMNIFICATION.............................................  29
        9.1  Agreement of Indemnitors to Indemnify......................  29
        9.2  Procedures for Indemnification.............................  30
        9.3  Third Party Claims.........................................  31
        9.4  Other Rights and Remedies Not Affected.....................  32
        9.5  Survival...................................................  32
        9.6  Time Limitations...........................................  32
        9.7  Limitations as to Amount...................................  33
        9.8  Tax Effect and Insurance...................................  33
        9.9  Subrogation................................................  33
       9.10  Appointment of Indemnitor Representative...................  33

ARTICLE 10 - TERMINATION................................................  34
       10.1  Termination................................................  34
       10.2  Effect of Termination......................................  34
ARTICLE 11 - MISCELLANEOUS..............................................  35
       11.1  Definitions................................................  35
       11.2  Expenses...................................................  43
       11.3  Brokers and Finders........................................  43
       11.4  Entire Agreement...........................................  43
       11.5  Amendments.................................................  43
       11.6  Waivers....................................................  44
       11.7  Assignment.................................................  44
       11.8  Notices....................................................  44
       11.9  Governing Law..............................................  45
      11.10  Counterparts...............................................  45
      11.11  Captions; Articles and Sections............................  45
      11.12  Interpretations............................................  46
      11.13  Severability...............................................  46
SIGNATURES..............................................................  46

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 25, 1997, by and among ICCE, INC. ("ICCE"), a Georgia corporation; RFCG MERGER SUBSIDIARY, INC. ("Sub"), a New Jersey corporation; RYLAN FORBES CONSULTING GROUP, INC. ("RFCG"), a New Jersey corporation; and the shareholders of RFCG identified in Schedule I hereto (each a "Shareholder" and collectively the "Shareholders").


                                   PREAMBLE
                                   --------

     The Shareholders and the respective Boards of Directors of RFCG, Sub and ICCE are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and, in the case of RFCG, Sub and ICCE, their respective shareholders. This Agreement provides for the acquisition of RFCG by ICCE pursuant to the merger of Sub with and into RFCG. At the effective time of such merger, the outstanding shares of the capital stock of RFCG shall be converted into the right to receive shares of the common stock of ICCE (except as provided herein). As a result, Shareholders shall become shareholders of ICCE and RFCG shall continue to conduct its business and operations as a wholly owned subsidiary of ICCE. The transactions described in this Agreement are subject to the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                  ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

     1.1  MERGER. Subject to the terms and conditions of this Agreement,at
          ------
the Effective Time, Sub shall be merged with and into RFCG in accordance with the provisions of Section 14A:10-1 of the NJBCA and with the effect provided in
Section 14A:10-6 of the NJBCA (the "Merger"). RFCG shall be the Surviving Corporation resulting from the Merger and shall become a wholly owned Subsidiary of ICCE and shall continue to be governed by the Laws of the State of New Jersey. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of RFCG, Sub and ICCE, by ICCE, as the sole shareholder of Sub, and by the Shareholders, as the shareholders of RFCG.

     1.2  TIME AND PLACE OF CLOSING. The closing of the transactions
          -------------------------
contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3  EFFECTIVE TIME. The Merger and other transactions contemplated
          --------------
by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of New Jersey (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of RFCG approve this Agreement to the extent such approval is required by applicable Law; or such later date within 30 days thereof as may be specified by ICCE.


                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

     2.1  CHARTER. The Certificate of Incorporation of RFCG in effect
          -------
immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed.

     2.2  BYLAWS. The Bylaws of RFCG in effect immediately prior to the
          ------
Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

     2.3 DIRECTORS AND OFFICERS. The directors of Sub in office immediately
         ----------------------
prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1  CONVERSION OF SHARES. Subject to the provisions of this Article 3, at
          --------------------
the Effective Time, by virtue of the Merger and without any action on the part of ICCE, RFCG, Sub or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of capital stock of ICCE issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of RFCG Common Stock.

          (c) Each share of RFCG Common Stock (excluding shares held by any RFCG Entity or any ICCE Entity) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 4,622.92 shares (the "Exchange Ratio") of ICCE Common Stock (the "Merger Shares").

     3.2  ANTI-DILUTION PROVISIONS. In the event ICCE changes the number
          ------------------------
of shares of ICCE Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3  SHARES HELD BY RFCG OR ICCE. Each of the shares of RFCG Common
          ---------------------------
Stock held by any RFCG Entity or by any ICCE Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 EXCHANGE OF SHARES. At the Closing, each Shareholder shall surrender
         ------------------
each certificate or certificates which represented shares of RFCG Common Stock immediately prior to the Effective Time (the "Certificates") and shall promptly upon surrender thereof receive in exchange therefor the number of whole Merger Shares issuable in respect of all shares of RFCG Common Stock held by such Shareholder (rounded up the next nearest share). If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as ICCE may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, ICCE shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. ICCE shall not be obligated to deliver the consideration to which any former holder of RFCG Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 3.4. Any other provision of this Agreement notwithstanding, neither ICCE nor the Surviving Corporation shall be liable to a holder of RFCG Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     3.5 RIGHTS OF FORMER RFCG SHAREHOLDERS. At the Effective Time, the stock
         ----------------------------------
transfer books of RFCG shall be closed as to holders of RFCG Common Stock immediately prior to the Effective Time and no transfer of RFCG Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.4, each Certificate theretofore representing shares of RFCG Common Stock (other than shares to be canceled pursuant to Section 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 in exchange therefor. Whenever a dividend or other distribution is declared by ICCE on the ICCE Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of ICCE Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of ICCE Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 3.4. However, upon surrender of such Certificate, both the ICCE Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends payable in respect thereof (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

     3.6  LEGENDING OF SECURITIES; POOLING RESTRICTIONS.
          ---------------------------------------------

          (a) The shares of ICCE Common Stock to be issued in connection with this Agreement will be issued in a transaction exempt from registration under the 1933 Act by reason of Section 4(2) thereof or Regulation D promulgated thereunder, and ICCE is relying on the representations of the Shareholders with respect to such exemption. Each Shareholder understands and agrees that stop transfer instructions with respect to the shares of ICCE Common Stock received by each Shareholder pursuant to the Merger will be given to ICCE's transfer agent and that, in addition to such legend as may be required pursuant to the Shareholders Joinder Agreement, there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

     "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of applicable states or unless an exemption from such registration is available.

     The securities represented by this certificate are subject to the provisions of an Agreement and Plan of Merger dated as of July 25, 1997, and a Registration Rights Agreement, dated as of May 16, 1997, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such agreements may be obtained at the principal executive offices of ICCE, Inc."

          (b) Each Shareholder agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of ICCE Common Stock into which his shares of RFCG Common Stock are converted upon consummation of the Merger until such time as ICCE notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. Each Shareholder understands and agrees that stop transfer instructions with respect to the shares of ICCE Common Stock received by each Shareholder pursuant to the Merger will be given to ICCE's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as ICCE, Inc. has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected."

In any decision by ICCE regarding the application of the limitations described in such legend, the words "sell," "transfer," "otherwise dispose of" and "reduce his risk" shall be construed and applied consistent with the criteria of ASR 130 and 135, Staff Accounting Bulletins 75 and 65 and interpretations thereof used by the staff of the SEC.

          (c) The foregoing legends will also be placed on any certificate representing Buyer securities issued subsequent to the original issuance of the ICCE Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the ICCE Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of a Shareholder, ICCE shall cause the certificates representing the shares of ICCE Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met.


                                   ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF RFCG AND THE SHAREHOLDERS
          -----------------------------------------------------------

     The Shareholders and RFCG, jointly and severally, hereby represent and warrant to ICCE as follows:

     4.1  ORGANIZATION, STANDING, AND POWER. RFCG is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of New Jersey, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. RFCG is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect. The minute book and other organizational documents for RFCG have been made available to ICCE for its review and, to the Knowledge of RFCG, except as disclosed in Section 4.1 of the RFCG Disclosure Memorandum, are true and complete in all material respects.

     4.2  AUTHORITY OF RFCG; NO BREACH BY AGREEMENT.
          -----------------------------------------

          (a) RFCG has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of RFCG. This Agreement represents a legal, valid, and binding obligation of RFCG, enforceable against RFCG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by RFCG, nor the consummation by RFCG of the transactions contemplated hereby, nor compliance by RFCG with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of RFCG's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any RFCG Subsidiary or any resolution adopted by the board of directors or the shareholders of any RFCG Entity, or (ii) except as disclosed in Section 4.2 of the RFCG Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any RFCG Entity under, any Contract or Permit of any RFCG Entity other than those which are not reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 8.1(a), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any RFCG Entity or any of their respective material Assets (including any ICCE Entity or any RFCG Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any ICCE Entity or any RFCG Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by RFCG of the Merger and the other transactions contemplated in this Agreement.

     4.3  AUTHORITY OF SHAREHOLDERS; NO BREACH BY AGREEMENT.
          -------------------------------------------------

          (a) Each of the Shareholders has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and each of the Ancillary

Agreements to which such Shareholder is party and to perform its obligations under this Agreement and such Ancillary Agreements. This Agreement represents a legal, valid, and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by the Shareholders of the Ancillary Agreements, the Ancillary Agreements will constitute the legal, valid, and binding obligations of each Shareholder, enforceable against each Shareholder in accordance with their respective terms. The execution of this Agreement by each Shareholder represents the written consent by such Shareholder to approval of this Agreement by the shareholders of RFCG without a meeting pursuant to Section 14A:5-6 of the NJBCA.

          (b) Neither the execution and delivery of this Agreement by any Shareholder, nor the consummation by any Shareholder of the transactions contemplated hereby, nor compliance by any Shareholder with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of RFCG's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any RFCG Subsidiary or the governing instruments of any Shareholder that is not a natural person, or (ii) except as disclosed in
Section 4.3 of the RFCG Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any RFCG Entity under, any Contract or Permit of any RFCG Entity other than those which are not reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 8.1(a), violate any Law or Order applicable to any Shareholder or to any RFCG Entity or any of their respective material Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by the Shareholders of the transactions contemplated in this Agreement.

     4.4  CAPITAL STOCK.
          -------------

          (a) The authorized capital stock of RFCG consists of 100 shares of RFCG Common Stock, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of RFCG are duly and validly issued and outstanding and are fully paid and nonassessable under the NJBCA. None of the outstanding shares of capital stock of RFCG has been issued in violation of any preemptive rights of the current or past shareholders of RFCG.

          (b) Except as set forth in Section 4.4(a) or as disclosed in Section
4.4 (b) of the RFCG Disclosure Memorandum, there are no shares of capital stock or other equity securities of RFCG outstanding and no outstanding Equity Rights relating to the capital stock of RFCG. Each of the Shareholders is the owner of all right, title and interest (legal and beneficial) in and to that number or amount of Shares set forth next to his name Schedule I, free and clear of all Liens. Collectively, the Shareholders own all right, title and interest (legal and beneficial) in and to all of the issued and outstanding shares of RFCG's capital stock. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract for the purchase from the Shareholders of any of the Shares, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of RFCG.

     4.5  RFCG SUBSIDIARIES. RFCG has no Subsidiaries.
          -----------------

     4.6  FINANCIAL STATEMENTS. Each of the RFCG Financial Statements
          --------------------
(including, in each case, any related notes) fairly presented in all material respects the consolidated financial position of RFCG and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect. The balance sheet of RFCG dated as of the Closing Date shall not reflect indebtedness (other than trade accounts payable arising out of bona fide purchases of goods and services in the ordinary course of business of RFCG) in excess of $75,000.

     4.7  ABSENCE OF UNDISCLOSED LIABILITIES. No RFCG Entity has any Liabilities
          ----------------------------------
that are reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheet of RFCG as of June 30, 1997, included in the RFCG Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No RFCG Entity has incurred or paid any Liability since June 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 4.7 of the RFCG Disclosure Memorandum, no RFCG Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability or any Person for any amounts in excess of $10,000 in the aggregate.

     4.8  ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except
          ------------------------------------
as disclosed in Section 4.8 of the RFCG Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect, and
(ii) the RFCG Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of RFCG provided in Article 6.

     4.9  TAX MATTERS.
          -----------

          (a) RFCG was incorporated in 1994 and since that time has duly elected to be, and has always been, treated as an S Corporation under Subchapter S of the Internal Revenue Code with respect to Federal and all applicable state and local jurisdictions, and has never been subject to Subchapter C of the Internal Revenue Code (prior to incorporation, RFCG conducted business as a partnership). Such election was timely and validly made in all such jurisdictions, remains in full force and effect, and has not been and will not be revoked or terminated, intentionally or inadvertently, prior to the Effective Time. Except for the transactions contemplated by this Agreement, neither RFCG nor any Shareholder nor any other or previous RFCG shareholder has taken any action or caused any action to be taken which would have the effect of causing RFCG's S Corporation election to be terminated.

          (b) There does not exist and will not after the Effective Time exist any liability for taxes which may be asserted by any taxing authority against, and no lien or other encumbrance for taxes will attach to, any RFCG Entity or any of their respective Assets. All Tax Returns required to be filed by or on behalf of any of the RFCG Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the RFCG Entities, except for any such Liens which are not reasonably likely to have an RFCG Material Adverse Effect.

          (c) None of the RFCG Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (d) The provision for any Taxes due or to become due for any of the RFCG Entities for the period or periods through and including the date of the respective RFCG Financial Statements that has been made and is reflected on such RFCG Financial Statements is sufficient to cover all such Taxes.

          (e) None of the RFCG Entities is a party to any Tax allocation or sharing agreement and none of the RFCG Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was RFCG) has any Liability for Taxes of any Person (other than RFCG and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the RFCG Entities is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

          (g) No RFCG Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     4.10 ASSETS.
          ------

          (a) Except as disclosed in Section 4.10 of the RFCG Disclosure Memorandum, the RFCG Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a material adverse effect on the use or value of such Asset or any other Asset. All tangible properties used in the businesses of the RFCG Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with RFCG's past practices.

          (b) Except as disclosed in Section 4.10 of the RFCG Disclosure Memorandum, the accounts receivable of the RFCG Entities as set forth on the most recent balance sheet included in the RFCG Financial Statements delivered prior to the date of this Agreement or arising since the date thereof are valid and genuine; have arisen solely out of bona fide performance of services, sales and deliveries of goods, and other business transactions in the ordinary course of business consistent with past practice; and to the Knowledge of RFCG, are not subject to valid defenses, set-offs or counterclaims and are collectible within 90 days after billing at the full recorded amount thereof. The most recent RFCG Financial Statements do not have a recorded allowance for collection losses.

          (c) All Assets which are material to RFCG's business on a consolidated basis, held under leases or subleases by any of the RFCG Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (d) The RFCG Entities currently maintain insurance in amounts, scope, and coverage that are adequate in the judgment of management of RFCG. None of the RFCG Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $5,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any RFCG Entity under such policies.

          (e) The Assets of the RFCG Entities include all Assets required to operate the business of the RFCG Entities as presently conducted.

     4.11 INTELLECTUAL PROPERTY. Each RFCG Entity owns or has a license to use
          ---------------------
all of the Intellectual Property used by such RFCG Entity in the course of its business. Each RFCG Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such RFCG Entity in connection with such RFCG Entity's business operations, and such RFCG Entity has the right to convey by sale or license any Intellectual Property so conveyed. No RFCG Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of RFCG threatened, which challenge the rights of any RFCG Entity with respect to Intellectual Property used, sold or licensed by such RFCG Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of RFCG, the conduct of the business of the RFCG Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 4.11 of the RFCG Disclosure Memorandum, no RFCG Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 4.11 of the RFCG Disclosure Memorandum, every officer or director of any RFCG Entity is a party to a Contract which requires such officer or director to assign any interest in any Intellectual Property to a RFCG Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a RFCG Entity, and no such officer or director is party to any Contract with any Person other than a RFCG Entity which requires such officer or director to assign any interest in any Intellectual Property to any Person other than a RFCG Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a RFCG Entity and its customers. No officer or director of any RFCG Entity is party to any Contract which restricts or prohibits such officer or director from engaging in activities competitive with any Person, including any RFCG Entity.

     4.12 ENVIRONMENTAL MATTERS.
          ---------------------

          (a) To the Knowledge of RFCG, each RFCG Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect.

          (b) To the Knowledge of RFCG, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any RFCG Entity or any of its Operating Properties or Participation Facilities (or RFCG in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any RFCG Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, an RFCG

Material Adverse Effect, nor to the Knowledge of RFCG is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect.

          (c) To the Knowledge of RFCG, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect.

     4.13 COMPLIANCE WITH LAWS. Each RFCG Entity has in effect all Permits
          --------------------
necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a RFCG Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect. Except as disclosed in Section 4.13 of the RFCG Disclosure Memorandum, none of the RFCG Entities:

          (a) is in Default under any of the provisions of its Certificate of Incorporation or Bylaws (or other governing instruments);

          (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business (including the Immigration Reform and Control Act of 1986, as amended, and all applicable regulations promulgated thereunder and Laws requiring the licensing of temporary employee staffing companies or otherwise subjecting temporary employee staffing companies to regulation), except for Defaults which are not reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect; or

          (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any RFCG Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect, or (iii) requiring any RFCG Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to ICCE.

     4.14 LABOR AND EMPLOYMENT MATTERS. No RFCG Entity is the subject of any
          ----------------------------
Litigation asserting that it or any other RFCG Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other RFCG Entity to bargain with any labor organization as to wages or conditions of employment, nor is any RFCG Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any RFCG Entity, pending or threatened, or to the Knowledge of RFCG, is there any activity involving any RFCG Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity. No RFCG Entity has ever engaged in Employee Leasing.

     4.15 EMPLOYEE BENEFIT PLANS.
          ----------------------

          (a) RFCG has disclosed in Section 4.15 of the RFCG Disclosure Memorandum, and has delivered or made available to ICCE prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any RFCG Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "RFCG Benefit Plans"). Any of the RFCG Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "RFCG ERISA Plan." Each RFCG ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "RFCG Pension Plan." No RFCG Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) To the Knowledge of RFCG, all RFCG Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect. Each RFCG ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and RFCG is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No RFCG Entity has engaged in a transaction with respect to any RFCG Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any RFCG Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

          (c) No RFCG Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any RFCG Pension Plan, (ii) no change in the actuarial assumptions with respect to any RFCG Pension Plan, and

(iii) no increase in benefits under any RFCG Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any RFCG Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any RFCG Entity, or the single-employer plan of any entity which is considered one employer with RFCG under
Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. No RFCG Entity has provided, or is required to provide, security to a RFCG Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

          (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any RFCG Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No RFCG Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any RFCG Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Except as disclosed in Section 4.15 of the RFCG Disclosure Memorandum, no RFCG Entity has any Liability for retiree health and life benefits under any of the RFCG Benefit Plans and there are no restrictions on the rights of such RFCG Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder.

          (f) Except as disclosed in Section 4.15 of the RFCG Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any RFCG Entity from any RFCG Entity under any RFCG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any RFCG Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any RFCG Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the RFCG Financial Statements to the extent required by and in accordance with GAAP.

     4.16 MATERIAL CONTRACTS. Except as disclosed in Section 4.16 of the RFCG
          ------------------
Disclosure Memorandum or otherwise reflected in the RFCG Financial Statements, none of the RFCG Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any RFCG Entity or the guarantee by any RFCG Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any RFCG Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to any RFCG Entity, and (vi) any Contract relating to the purchase or sale of any goods or the purchase of any services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $50,000) (together with all Contracts referred to in Sections 4.10 and 4.15(a), the "RFCG Contracts"). With respect to each RFCG Contract and except as disclosed in Section 4.16 of the RFCG Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no RFCG Entity is in Default thereunder; (iii) no RFCG Entity has repudiated or waived any material provision of any such Contract in any material respect; and
(iv) no other party to any such Contract is, to the Knowledge of RFCG, in Default in any respect or has repudiated or waived any material provision thereunder. All of the indebtedness of any RFCG Entity for money borrowed is prepayable at any time by such RFCG Entity without penalty or premium.

     4.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or,
          -----------------
to the Knowledge of RFCG, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any RFCG Entity, or against any director or employee benefit plan of any RFCG Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any RFCG Entity, that are reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect. Section 4.17 of the RFCG Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any RFCG Entity is a party and which names a RFCG Entity as a defendant or cross-defendant or for which any RFCG Entity has any potential Liability (other than Liability for the fees and expenses of its own counsel).

     4.18 REPORTS. Since January 1, 1993, or the date of organization
          -------
if later, each RFCG Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     4.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, or other
          ---------------------------
writing furnished or to be furnished by any RFCG Entity, any Shareholder or any Affiliate thereof to ICCE pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any RFCG Entity, any Shareholder or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     4.20 ACCOUNTING, TAX AND REGULATORY MATTERS. No RFCG Entity or any
          --------------------------------------
Shareholder or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment (with the exception of cash distributions paid to Shareholders, which have been disclosed to ICCE and with respect to which no representation is made in this
Section 4.20) or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(a) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     4.21 INVESTMENT INTENTION. Each Shareholder is acquiring the shares of ICCE
          --------------------
Common Stock to be issued pursuant to this Agreement for investment only, for such Shareholder's own account and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof or participation therein. Each Shareholder is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. Each Shareholder understands that the shares of ICCE Common Stock to be issued pursuant to this Agreement have not been, and will not be, registered under the 1933 Act in reliance upon the representations set forth herein.


                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF ICCE
                    --------------------------------------

     ICCE hereby represents and warrants to RFCG and the shareholders as follows:

     5.1  ORGANIZATION, STANDING, AND POWER. ICCE is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. ICCE is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect.

     5.2  AUTHORITY; NO BREACH BY AGREEMENT.
          ---------------------------------

          (a) ICCE has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of ICCE. This Agreement represents a legal, valid, and binding obligation of ICCE, enforceable against ICCE in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by ICCE, nor the consummation by ICCE of the transactions contemplated hereby, nor compliance by ICCE with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ICCE's Articles of Incorporation or Bylaws, or (ii) except as disclosed in Section 5.2 of the ICCE Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any ICCE Entity under, any Contract or Permit of any ICCE Entity other than those which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, or,
(iii) subject to receipt of the requisite Consents referred to in Section 8.1(a), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any ICCE Entity or any of their respective material Assets (including any ICCE Entity or any RFCG Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any ICCE Entity or any RFCG Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by ICCE of the Merger and the other transactions contemplated in this Agreement.

     5.3  CAPITAL STOCK.
          -------------

          (a) The authorized capital stock of ICCE consists of (i) 45,000,000 shares of ICCE Common Stock, of which 4,371,429 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of ICCE Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of ICCE Capital Stock are, and all of the shares of ICCE Common Stock to be issued in exchange for shares of RFCG Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of ICCE Capital Stock has been, and none of the shares of ICCE Common Stock to be issued in exchange for shares of RFCG Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of ICCE.

          (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3(b) of the ICCE Disclosure Memorandum, there are no shares of capital stock or other equity securities of ICCE outstanding and no outstanding Equity Rights relating to the capital stock of ICCE.

     5.4  FINANCIAL STATEMENTS. Prior to the date of this Agreement, ICCE has
          --------------------
delivered to RFCG the ICCE Preliminary Financial Statements. When delivered to RFCG pursuant to Section 6.3, each of the ICCE Financial Statements (including, in each case, any related notes) will (i) be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), (ii) fairly present in all material respects the consolidated financial position of ICCE and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect, (iii) in the case of the ICCE Audited Financial Statements, be accompanied by a signed report of independent auditors expressing such independent auditors' opinion as to the conformity of such financial statements with GAAP in customary form, and (iv) in the case of the ICCE Audited Financial Statements, not reflect a material adverse change in the financial position or results of operations of ICCE and the ICCE Companies from that shown in the Preliminary ICCE Financial Statements.

     5.5  ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except
          ------------------------------------
as disclosed in the ICCE Preliminary Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.5 of the ICCE Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, and (ii) the ICCE Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of ICCE provided in Article 6.

     5.6  COMPLIANCE WITH LAWS. Each ICCE Entity has in effect all Permits
          --------------------
necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect. None of the ICCE Entities:

          (a) is in Default under its Articles of Incorporation or Bylaws (or other governing instruments); or

          (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect; or

          (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any ICCE Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, or (iii) requiring any ICCE Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

     5.7  LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or,
          -----------------
to the Knowledge of ICCE, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any ICCE Entity, or against any director or employee benefit plan of any ICCE Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any ICCE Entity, that are reasonably likely to have, individually or in the aggregate, an ICCE Material Adverse Effect.

     5.8  STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or
          ---------------------------
other writing furnished or to be furnished by any ICCE Entity or any Affiliate thereof to RFCG pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any ICCE Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.9  AUTHORITY OF SUB. Sub is a corporation duly organized, validly
          ----------------
existing and in good standing under the Laws of the State of New Jersey as a wholly owned Subsidiary of ICCE. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, 100 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by ICCE. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The execution of this Agreement by ICCE represents the written consent by ICCE, as the sole shareholder of Sub, to approval of this Agreement by the shareholders of Sub without a meeting pursuant to Section 14A:5-6 of the NJBCA.

     5.10 ACCOUNTING, TAX AND REGULATORY MATTERS. No ICCE Entity or any
          --------------------------------------
Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(a) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                                   ARTICLE 6
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

     6.1  AFFIRMATIVE COVENANTS OF RFCG. From the date of this Agreement until
          -----------------------------
the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of ICCE shall have been obtained, and except as otherwise expressly contemplated herein, RFCG shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 8.1(a) or 8.1(b), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     6.2 NEGATIVE COVENANTS OF RFCG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of ICCE shall have been obtained, and except as otherwise expressly contemplated herein, RFCG covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

          (a) amend the Certificate of Incorporation, Bylaws or other governing instruments of any RFCG Entity, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a RFCG Entity to another RFCG Entity) in excess of an aggregate of $50,000 (for the RFCG Entities on a consolidated basis) except in the ordinary course of the business of RFCG Subsidiaries consistent with past practices, or impose, or suffer the imposition, on any Asset of any RFCG Entity of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the RFCG Disclosure Memorandum), or permit the balance sheet of RFCG dated as of the Closing Date to reflect indebtedness (other than trade accounts payable arising out of bona fide purchases of goods and services in the ordinary course of business of RFCG) in excess of $75,000; or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any RFCG Entity, or declare or pay any dividend or make any other distribution in respect of RFCG's capital stock, provided that RFCG may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay cash dividends on the shares of RFCG Common Stock in accordance with the practice disclosed in Section 6.2(c) of the RFCG Disclosure Memorandum; or

          (d) except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of RFCG Common Stock or any other capital stock of any RFCG Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

          (e) adjust, split, combine or reclassify any capital stock of any RFCG Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of RFCG Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any RFCG Subsidiary (unless any such shares of stock are sold or otherwise transferred to another RFCG Entity) or (y) any Assets having a book value in excess of $10,000 in the aggregate other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of one year or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned RFCG Subsidiary, or otherwise acquire direct or indirect control over any Person; or

          (g) grant any increase in compensation or benefits to the employees or officers of any RFCG Entity, except in accordance with past practice disclosed in Section 6.2(g) of the RFCG Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 6.2(g) of the RFCG Disclosure Memorandum; and enter into or amend any severance agreements with officers of any RFCG Entity; grant any increase in fees or other compensation or other benefits to directors of any RFCG Entity except in accordance with past practice disclosed in
     Section 6.2(g) of the RFCG Disclosure Memorandum; or

          (h) enter into or amend any employment Contract between any RFCG Entity and any Person (unless such amendment is required by Law) that the RFCG Entity does not have the unconditional right to terminate without Liability, at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any RFCG Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any RFCG Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any RFCG Entity for material money damages or restrictions upon the operations of any RFCG Entity; or

          (l) enter into, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     6.3  COVENANTS OF ICCE. From the date of this Agreement until the earlier
          -----------------
of the Effective Time or the termination of this Agreement, unless the prior written consent of RFCG shall have been obtained, and except as otherwise expressly contemplated herein, ICCE covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the ICCE Common Stock and the business prospects of the ICCE Entities, (b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 8.1(a) or 8.1(b), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any ICCE Entity from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of ICCE, desirable in the conduct of the business of ICCE and its Subsidiaries; (c) it will not, prior to the Effective Time, without the prior written consent of RFCG, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of ICCE, in each case in any manner adverse to the holders of RFCG Common Stock as compared to rights of holders of ICCE Common Stock generally as of the date of this Agreement, and (d) it will, as soon as practicable after the date of this Agreement and in any event prior to the Effective Time, deliver to RFCG the ICCE Audited Financial Statements. ICCE further covenants and agrees that it will, as soon as practicable, either before or after the Effective Time, remove the Shareholders from the personal guarantees set forth on Schedule 6.3

     6.4  ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice
          ----------------------------
promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect or an ICCE Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS
                             ---------------------

     7.1  APPLICATIONS; ANTITRUST NOTIFICATION. ICCE shall promptly prepare and
          ------------------------------------
file, and RFCG and the Shareholders shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     7.2  FILINGS WITH STATE OFFICES. Upon the terms and subject to the
          --------------------------
conditions of this Agreement, RFCG and Sub shall execute and file the Certificate of Merger with the Secretary of State of the State of New Jersey in connection with the Closing.

     7.3  AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and
          -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 8; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     7.4  INVESTIGATION AND CONFIDENTIALITY.
          ---------------------------------

          (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

          (c) Neither party shall, for a period of two years after the date of this Agreement, directly or indirectly, through one or more intermediaries or otherwise (i) solicit, direct away or appropriate, or attempt to solicit, direct away or appropriate any customer or client served by the other Party where contact with such customer or client was made prior to the date hereof for the purpose of providing a service or product to such customer or client which is the same type of service or product offered or provided prior to the date hereof, or (ii) employ, induce, solicit for employment, or assist others in employing, inducing or soliciting for employment any individual who is at any time during such period an employee of the other Party for the purpose of providing services that are the same or similar to the types of services offered or engaged in by the other Party as of the date hereof.

          (d) RFCG shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to RFCG to preserve the confidentiality of the information relating to the RFCG Entities provided to such Persons and their Affiliates and Representatives.

     7.5  PRESS RELEASES. Prior to the Effective Time, RFCG and ICCE shall
          --------------
consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 7.5 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     7.6  CERTAIN ACTIONS. Except with respect to this Agreement and the
          ---------------
transactions contemplated hereby, no RFCG Entity nor any Shareholder nor any Affiliate thereof nor any Representatives thereof retained by any RFCG Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. No RFCG Entity, any Shareholder or any Affiliate or

Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but RFCG may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by outside counsel. Each Shareholder and RFCG shall promptly advise ICCE following the receipt of any Acquisition Proposal and the details thereof, and advise ICCE of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. Each Shareholder and RFCG shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

     7.7  CERTAIN TAX RETURNS OF RFCG. For income tax purposes, (i) the status
          ---------------------------
of RFCG as an "S corporation" will be terminated by the Merger, (ii) RFCG's final S corporation Tax year will end at the close of the day before the day on which occurs the Effective Time, and (iii) a new Tax year for RFCG will begin on the day on which the Effective Time occurs. The Shareholders shall prepare and cause to be filed all income Tax Returns of RFCG (including IRS Form 1120S and Schedule K-1(1120S) and similar state Tax Returns) for the Tax year ending on the day before the day on which the Effective Time occurs, as well as for all prior Tax years (if not filed before the Effective Time). ICCE agrees to cooperate (and to cause RFCG to cooperate) with the Shareholders to the extent reasonably required after the Effective Time in connection with (i) the preparation, execution, and filing of all such Tax Returns and other Tax documents with respect to RFCG's final Tax year as an S corporation and any prior Tax year of RFCG, (ii) contests concerning the application of any Tax or the amount of Tax due for any such Tax year, and (iii) audits and other proceedings conducted by any taxing authority with respect to any such Tax period. All income Tax Returns of RFCG filed after the Effective Time for Tax years beginning before the Effective Time shall be based on the same accounting methods and elections as used for RFCG's Tax year immediately preceding the period of such Tax Return, except as otherwise agreed upon by ICCE and the Shareholders.

     7.8  SHAREHOLDER RELEASES. Except as set forth in Section 7.8 of the RFCG
          --------------------
Disclosure Memorandum, each Shareholder hereby releases, remises, and forever discharges each RFCG Entity and their respective Representatives, Affiliates, and insurers, and their respective successors and assigns, and each of them (hereinafter individually and collectively, the "Releasees") of and from any and all claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation of law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the Effective Time (the "Released Claims"). Each Shareholder represents and warrants that no Released Claim released herein has been assigned, expressly, impliedly, or by operation of Law, and that all Released Claims of such Shareholder released herein are owned by such Shareholder, who has the sole authority to release them. Each Shareholder agrees that such holder shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative, or otherwise, or otherwise attempting to collect or enforce any Released Claims which are released and discharged herein.

     7.9  ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and
          ----------------------------
agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     7.10 PARTICIPATION IN OPTION PLAN. After ICCE becomes subject to the 1934
          ----------------------------
Act, the employees of RFCG shall be entitled to participate in ICCE's options plans and programs on a basis comparable to similarly situated employees of other ICCE Subsidiaries.

                                   ARTICLE 8
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     8.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of
          ---------------------------------------
each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

          (a)  REGULATORY APPROVALS. All Consents of, filings and registrations
               --------------------
   with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of ICCE would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, ICCE would not, in its reasonable judgment, have entered into this Agreement.

          (b)  CONSENTS AND APPROVALS. Each Party shall have obtained any and
               ----------------------
   all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, an RFCG Material Adverse Effect or an ICCE Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of ICCE would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, ICCE would not, in its reasonable judgment, have entered into this Agreement.

          (c)  LEGAL PROCEEDINGS. No court or governmental or regulatory
               -----------------
   authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (d)  REGISTRATION RIGHTS. Each of the Shareholders shall have executed
               -------------------
   and delivered an agreement evidencing such Shareholder's agreement to be bound by the provisions of the Registration Rights Agreement to which certain existing shareholders of ICCE are party, in the form attached hereto as
   Exhibit 1 (the "Registration Rights Joinder Agreement")1.

          (e)  EMPLOYMENT AGREEMENTS. Each of the Shareholders shall have
               ---------------------
   executed and delivered to ICCE an employment agreement in substantially the form of Exhibit 22 (collectively, the "Employment Agreements").

     8.2  CONDITIONS TO OBLIGATIONS OF ICCE. The obligations of ICCE to perform
          ---------------------------------
this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by ICCE pursuant to Section 11.6(a):

          (a)  REPRESENTATIONS AND WARRANTIES. For purposes of this Section
               ------------------------------
   8.2(a), the accuracy of the representations and warranties of RFCG and the Shareholders set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 4.4 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Section 4.20 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of RFCG and the Shareholders set forth in this Agreement (including the representations and warranties set forth in Sections
   4.4 and 4.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, an RFCG Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

          (b)  PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the
               ---------------------------------------
   agreements and covenants of RFCG and the Shareholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  CERTIFICATES. Each of the Shareholders and RFCG shall have
               ------------
   delivered to ICCE (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as relates to RFCG and in Section 8.2(a) and 8.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by RFCG's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as ICCE and its counsel shall request.

          (d)  OPINION OF COUNSEL.  ICCE shall have received an opinion of Saul,
               ------------------
   Ewing, Remick & Saul, counsel to RFCG and the Shareholders, dated as of the Closing, in form reasonably satisfactory to ICCE, as to the matters set forth in Exhibit 33.

          (e)  NON-SOLICITATION AND NON-COMPETITION AGREEMENTS.  Each of the
               -----------------------------------------------
   Shareholders shall have executed and delivered to ICCE a non-solicitation and non-competition agreement in substantially the form of Exhibit 44 (collectively, the "Non-Solicitation Agreements").

          (f)  JOINDER OF SHAREHOLDERS AGREEMENT. Each of the Shareholders shall
               ---------------------------------
   have executed and delivered to ICCE an agreement in substantially the form of
   Exhibit 55 evidencing such Shareholder's agreement to be bound by the provisions of the Shareholders Agreement to which existing shareholders of ICCE are party (the "Shareholders Joinder Agreement").

     8.3  CONDITIONS TO OBLIGATIONS OF RFCG AND THE SHAREHOLDERS. The
          ------------------------------------------------------
obligations of RFCG and the Shareholders to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by RFCG pursuant to Section 11.6(b):

          (a)  REPRESENTATIONS AND WARRANTIES. For purposes of this Section
               ------------------------------
   8.3(a), the accuracy of the representations and warranties of ICCE set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of ICCE set forth in Section 5.10 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of ICCE set forth in this Agreement (including the representations and warranties set forth in Section 5.10) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, an ICCE Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

          (b)  PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
               ---------------------------------------
   agreements and covenants of ICCE to be performed and complied with pursuant to this

   Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  CERTIFICATES. ICCE shall have delivered to RFCG (i) a
               ------------
   certificate, dated as of the Effective Time and signed on its behalf by its Chairman of the Board and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as relates to ICCE and in Section 8.3(a) and 8.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by ICCE's Board of Directors and Sub's Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as RFCG and its counsel shall request.

          (d)  OPINION OF COUNSEL. RFCG shall have received an opinion of Alston
               ------------------
   & Bird LLP, counsel to ICCE, dated as of the Effective Time, in form reasonably acceptable to RFCG, as to the matters set forth in Exhibit 66.


                                   ARTICLE 9
                                INDEMNIFICATION
                                ---------------

     9.1  AGREEMENT OF INDEMNITORS TO INDEMNIFY. (a) Subject to the terms and
          -------------------------------------
conditions of this Article 9, the Shareholder jointly and severally agree to indemnify, defend, and hold harmless ICCE, RFCG and their respective officers, directors, shareholders, controlling persons, Affiliates and Representatives (the "ICCE Indemnitees"), and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an ICCE Indemnitee and resulting from, based upon, or arising out of:

          (i) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Shareholder or RFCG contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Indemnitors in connection herewith and for purposes of this
   Section 9.1(a) any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a "Material Adverse Effect," and any limitation of such representations and warranties as being "to the knowledge of," or "known to" or words of similar effect, shall be disregarded, in determining any inaccuracy, untruth, incompleteness or breach thereof; and

          (ii) a breach of or failure to perform any covenant or agreement of the Shareholders or RFCG made in this Agreement.


          (b) Subject to the terms and conditions of this Article 9, ICCE agrees to indemnify, defend, and hold harmless the Shareholders from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Shareholder and resulting from, based upon, or arising out of:

          (i) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of ICCE contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Indemnitors in connection herewith and for purposes of this Section 9.1(b) any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a "Material Adverse Effect," and any limitation of such representations and warranties as being "to the knowledge of," or "known to" or words of similar effect, shall be disregarded, in determining any inaccuracy, untruth, incompleteness or breach thereof; and

          (ii) a breach of or failure to perform any covenant or agreement of ICCE made in this Agreement.

     9.2  PROCEDURES FOR INDEMNIFICATION.
          ------------------------------

          (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Indemnitor Representative (as defined in Section 9.10 below) requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

          (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 9.3 shall be observed by the Indemnitee and the Indemnitor Representative.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor Representative shall have 30 days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor Representative on behalf of all Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof.

          (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Indemnitor Representative and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitors shall pay the amount of such Indemnification Claim within ten days of the date such amount is determined. In the event that the Shareholders are the Indemnitors that are required to pay an Indemnification Claim, if the Shareholders beneficially own shares of ICCE Common Stock as of such date, the Shareholders shall, if so required by ICCE, pay the amount of such Indemnification Claim by surrender to ICCE of such number of shares of ICCE Common Stock as shall equal the quotient obtained by dividing the amount of such Indemnification Claim by the amount set forth in Section 9.2 of the ICCE Disclosure Memorandum; provided, that if the Shareholders do not beneficially own a sufficient number of shares of ICCE Common Stock to pay in full the amount of such Indemnification Claim by surrender of such shares as provided in the preceding clause of this sentence, the Shareholders shall surrender to ICCE such number of shares of ICCE Common Stock as such Shareholders beneficially own and shall pay any remaining balance of the Indemnification Amount in cash.

     9.3  THIRD PARTY CLAIMS. The obligations and liabilities of the parties
          ------------------
hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

          (a) The Indemnitee shall give the Indemnitor Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor Representative, on behalf of the Indemnitors, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnitor Representative of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Indemnitor Representative demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor Representative shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder unless the Indemnitors provide notice otherwise at the time such defense is assumed. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor Representative fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitor Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 9.2 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

          (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor Representative, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitor Representative shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

          (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article 9 shall be made without the prior written consent by or on behalf of the Indemnitor Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitor Representative has not responded within five business days of notice of a proposed settlement. If the Indemnitor Representative assumes the defense of such a Third

   Party Claim, (a) no compromise or settlement thereof may be effected by the Indemnitor Representative without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

          (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     9.4  OTHER RIGHTS AND REMEDIES NOT AFFECTED. The rights of the Indemnitees
          --------------------------------------
under this Article 9 are independent of and in addition to such rights and remedies as the Indemnitees may have at law or in equity or otherwise based upon any inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Indemnitor contained herein or in any certificate, schedule or exhibit furnished by such party in connection herewith, or based upon the failure of an Indemnitor to perform any covenant, agreement or undertaking required by the terms hereof to be performed by such Indemnitor, including without limitation the right to seek specific performance, recession or restitution, none of which rights or remedies shall be affected or diminished hereby.

     9.5  SURVIVAL. All representations, warranties and agreements of RFCG and
          --------
the Shareholders and ICCE contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

     9.6 TIME LIMITATIONS. The Indemnitors will have no liability to the Indemnitees under or in connection with a breach of any of the representations, warranties, covenants or agreements made or to be performed by the Indemnitors contained in this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.3, 4.9, 4.10, 4.12, 4.15, and 5.2, each of which shall run for 45 days beyond the applicable statute of limitations with respect to claims related to such representations and warranties) unless written notice asserting an Indemnification Claim based thereon is given to the Indemnitor Representative prior to the earlier of (i) 15 days following the issuance of post-Merger audited financial statements for ICCE and its subsidiaries on a consolidated basis which cover at least 30 days of post-Merger operations, and
(ii) the first anniversary of the Closing Date.

     9.7  LIMITATIONS AS TO AMOUNT.
          ------------------------

          (a) Indemnitors shall have no liability with respect to the matters described in Section 9.1 until the total of all Losses with respect thereto exceeds the amount set forth in Section 9.7(a) of the ICCE Disclosure Memorandum (the "Deductible") and then only for the amount by which such Losses exceeds the Deductible. The limitations set forth in this Section shall not apply to any intentional misrepresentation or breach of warranty of any Indemnitor or any intentional failure to perform or comply with any covenant or agreement of any Indemnitor, and the Indemnitors shall be liable for all Losses with respect thereto.

          (b) In no event shall the aggregate liability of the Indemnitors under this Article 9 exceed the amount set forth in Section 9.7(b) of the ICCE Disclosure Memorandum.

     9.8  TAX EFFECT AND INSURANCE. The liability of the Indemnitors with
          ------------------------
respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitors of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section of this Agreement.

     9.9  SUBROGATION. Upon payment in full of any Indemnification Claim,
          -----------
whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

     9.10 APPOINTMENT OF INDEMNITOR REPRESENTATIVE. Each Shareholder constitutes
          ----------------------------------------
and appoints Robert T. Criscuolo, Jr. as his or her true and lawful attorney-in-fact to act for and on behalf of such Shareholder as Indemnitor Representative in all matters relating to or arising out of this Article 9. Each Indemnitor Representative shall act in all matters relating to or arising out of this
Article 9 and the Liability or asserted Liability of such Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the Liability of such Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the Liability of such Indemnitor, or the amount of such Liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Indemnitor or refusing to accept the same, settling and compromising the Liability of such Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the Indemnitor Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the Indemnitor, such Indemnitor agreeing to be fully bound by the acts, decisions and agreements of the Indemnitor Representative taken and done pursuant to the authority herein granted. Each Indemnitor hereby agrees to indemnify and to save and hold harmless the Indemnitor Representative from any Liability incurred by the Indemnitor Representative based upon or arising out of any act, whether of omission or commission, of the Indemnitor Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Indemnitor Representative that constitute gross negligence or willful misconduct in the exercise by the Indemnitor Representative of the authority herein granted.

                                  ARTICLE 10
                                  TERMINATION
                                  -----------

     10.1 TERMINATION. Notwithstanding any other provision of this Agreement,
          -----------
and notwithstanding the approval of this Agreement by the shareholders of RFCG, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a)  By mutual consent of ICCE and RFCG; or

          (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation, warranty, covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

          (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or

          (d) By either Party in the event that the Merger shall not have been consummated by August 31, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(d).

          10.2 EFFECT OF TERMINATION. In the event of the termination and
               ---------------------
abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 7.4(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Section 10.1(b) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

                                  ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

          11.1 DEFINITIONS.
               -----------

               (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

               "1933 ACT" shall mean the Securities Act of 1933, as amended.

               "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.


               "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

               "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

               "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

               "ANCILLARY AGREEMENTS" shall mean the Employment Agreements, the Non-Solicitation Agreements, the Shareholders Joinder Agreement and the Registration Rights Joinder Agreement.

               "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

               "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by RFCG and Sub and filed with the Secretary of State of the State of New Jersey relating to the Merger as contemplated by Section 1.1.

               "CLOSING DATE" shall mean the date on which the Closing occurs.

               "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

               "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

               "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

               "EMPLOYEE LEASING" shall mean an arrangement whereby a client of RFCG places some or all of its workforce onto the payroll of RFCG in a co-employment relationship in which RFCG assumes responsibility for administration of payroll, benefits, and other human resources activities for the client, but does not include a temporary help arrangement, whereby an organization hires its own employees and assigns them to a client to support or supplement the client's workforce in special work situations, such as employee absences, temporary skill shortages, seasonal workloads, and special assignments and projects.

               "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

               "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

               "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

               "GBCC" shall mean the Georgia Business Corporation Code.

               "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

               "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

               "ICCE AUDITED FINANCIAL STATEMENTS" shall mean the consolidated balance sheets of ICCE and the ICCE Companies as of December 31, 1996 and 1995, and consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) for the years ended December 31, 1996, 1995 and 1994, in each case reflecting consummation of the Reorganization Merger on a pooling of interests basis.

               "ICCE CAPITAL STOCK" shall mean, collectively, the ICCE Common Stock, the ICCE Preferred Stock and any other class or series of capital stock of ICCE.

               "ICCE COMMON STOCK" shall mean the no par value common stock of ICCE.

               "ICCE COMPANIES" shall mean David C. Cooper & Associates, Inc., DCCA Professional Temporaries, Inc., EKT, Inc., and Infinity Enterprises, Inc., together with ICCE Subsidiaries acquired after the date of this Agreement.

               "ICCE DISCLOSURE MEMORANDUM" shall mean the written information entitled "ICCE, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to RFCG describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

               "ICCE ENTITIES" shall mean, collectively, ICCE, all ICCE Subsidiaries and all predecessors thereto.

               "ICCE FINANCIAL STATEMENTS" shall mean (i) the ICCE Audited Financial Statements, and (ii) the consolidated balance sheets of ICCE (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1996.

               "ICCE MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of ICCE and its Subsidiaries, taken as a whole, or (ii) the ability of ICCE to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

               "ICCE PREFERRED STOCK" shall mean the no par value preferred stock of ICCE.

               "ICCE PRELIMINARY FINANCIAL STATEMENTS" shall mean the preliminary and tentative drafts of consolidated balance sheets of ICCE and the ICCE Companies as of December 31, 1996 and 1995, and consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 1996, in each case reflecting consummation of the Reorganization Merger on a pooling of interests basis.

               "ICCE SUBSIDIARIES" shall mean the Subsidiaries of ICCE, which shall include the ICCE Companies from and after the date of consummation of the Reorganization Merger and any corporation or other organization acquired as a Subsidiary of ICCE in the future and held as a Subsidiary by ICCE at the Effective Time.

               "INDEMNIFICATION CLAIM" shall mean a claim for indemnification under Article 9.

               "INDEMNITEES" shall mean the Shareholders or the ICCE Indemnitees, as the case may be, as the party asserting an Indemnification Claim.

               "INDEMNITORS" shall mean the Shareholders or ICCE, as the case may be, as the party against whom an Indemnification Claim is asserted.

               "INDEMNITOR REPRESENTATIVE" shall mean ICCE, in the case of ICCE, and Robert T. Criscuolo, Jr., in the case of the Shareholders.

               "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

               "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation, and in the case of RFCG, shall include the Knowledge of the Shareholders.

               "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

               "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

               "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

               "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

               "LOSSES" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

               "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

               "NASD" shall mean the National Association of Securities Dealers, Inc.

               "NJBCA" shall mean the New Jersey Business Corporation Act.

               "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

               "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

               "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

               "PARTY" shall mean either RFCG or ICCE, and "PARTIES" shall mean both RFCG and ICCE.

               "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

               "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

               "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

               "REORGANIZATION AGREEMENT" shall mean that certain Agreement and Plan of Reorganization, dated as of April 16, 1997, by and among ICCE, the ICCE Companies, Cooper Acquisition, Inc., DCCA Acquisition, Inc., EKT Acquisition, Inc. and Infinity Acquisition, Inc., as the same may be amended from time to time.

               "REORGANIZATION MERGER" shall mean the "Merger" defined in the Reorganization Agreement.

               "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

               "RFCG COMMON STOCK" shall mean the no par value common stock of RFCG.

               "RFCG DISCLOSURE MEMORANDUM" shall mean the written information entitled "Rylan Forbes Consulting Group, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to ICCE describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

               "RFCG ENTITIES" shall mean, collectively, RFCG and all predecessors thereto.

               "RFCG FINANCIAL STATEMENTS" shall mean (i) the balance sheets (including related notes and schedules, if any) of RFCG as of June 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, and (ii) the balance sheets of RFCG (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 1997.

               "RFCG SUBSIDIARIES" shall mean the Subsidiaries of RFCG, which shall include the RFCG Subsidiaries described in Section 4.5 and any corporation or other organization acquired as a Subsidiary of RFCG in the future and held as a Subsidiary by RFCG at the Effective Time.

               "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

               "SUB COMMON STOCK" shall mean the $1.00 par value common stock of Sub.

               "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

               "SURVIVING CORPORATION" shall mean RFCG as the surviving corporation resulting from the Merger.

               "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

               "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

               (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

          ASR 130 and 135                          Section 3.6(b)
          Certificates                             Section 3.4
          Closing                                  Section 1.2
          Deductible                               Section 9.7(a)
          Effective Time                           Section 1.3
          Employment Agreements                    Section 8.1(e)
          ERISA Affiliate                          Section 4.15(c)
          Exchange Ratio                           Section 3.1(c)
          ICCE Indemnitees                         Section 9.1(a)
          Merger                                   Section 1.1
          Merger Shares                            Section 3.1(c)
          Non-Solicitation Agreements              Section 8.2(e)
          Registration Rights Joinder Agreement    Section 8.1(d)
          Released Claims                          Section 7.8
          Releasees                                Section 7.8
          RFCG Benefit Plans                       Section 4.15
          RFCG Contracts                           Section 4.16
          RFCG ERISA Plan                          Section 4.15
          RFCG Pension Plan                        Section 4.15
          Shareholders Joinder Agreement           Section 8.2(f)

               (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

          11.2 EXPENSES.
               --------

               (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel; provided, that the fees and expenses of counsel for RFCG incurred in connection with this Agreement and the transactions contemplated hereby shall not exceed $25,000 (and any such fees and expenses incurred in excess of such amount shall be the sole obligation of the Shareholders).

               (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

          11.3 BROKERS AND FINDERS.  Each of the Parties represents and warrants
               -------------------
that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by RFCG or any Shareholder or by ICCE, each of RFCG and the Shareholders and ICCE, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

          11.4 ENTIRE AGREEMENT.  Except as otherwise expressly provided herein,
               ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          11.5 AMENDMENTS.  To the extent permitted by Law, this Agreement may
               ----------
be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of RFCG Common Stock, there shall be made no amendment that pursuant to
Section 14A:10-3 of the NJBCA requires further approval by such shareholders without the further approval of such shareholders.

          11.6 WAIVERS.
               -------

               (a) Prior to or at the Effective Time, ICCE, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by RFCG or the Shareholders, to waive or extend the time for the compliance or fulfillment by RFCG or the Shareholders of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of ICCE under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of ICCE.

               (b) Prior to or at the Effective Time, RFCG, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by ICCE, to waive or extend the time for the compliance or fulfillment by ICCE of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of RFCG and the Shareholders under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of RFCG.

               (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

          11.7 ASSIGNMENT.  Except as expressly contemplated hereby, neither
               ----------
this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

          11.8 NOTICES.  All notices or other communications which are required
               -------
or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          RFCG or
          any Shareholder:    Rylan Forbes Consulting Group, Inc.
                              379 Thornall Street
                              7th Floor
                              Edison, New Jersey 08837
                              Telecopy Number:  (908) 205-1901

                              Attention: Robert T. Criscuolo, Jr. and
                              Joseph K. Stauffer

          Copy to Counsel:    Saul, Ewing, Remick & Saul
                              1055 Westlakes Drive
                              Suite 150
                              Berwyn, Pennsylvania  19312
                              Telecopy Number:  (610) 651-5930

                              Attention: Patrick G. Oakes

          ICCE:               ICCE, Inc.
                              Five Concourse Parkway
                              Suite 2700
                              Atlanta, Georgia 30328
                              Telecopy Number:  (770) 395-6521

                              Attention: Timothy Mann, Jr.

          Copy to Counsel:    Alston & Bird LLP
                              One Atlantic Center
                              1201 West Peachtree Street
                              Atlanta, Georgia 30309-3424
                              Telecopy Number:  (404) 881-7777

                              Attention: David E. Brown, Jr.

          11.9 GOVERNING LAW.  This Agreement shall be governed by and construed
               -------------
in accordance with the Laws of the State of Georgia, except to the extent that the Laws of the State of New Jersey shall govern the provisions of Articles 1, 2 and 3, in each case without regard to any applicable conflicts of Laws.

          11.10 COUNTERPARTS.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          11.11 CAPTIONS; ARTICLES AND SECTIONS.  The captions contained in this
                -------------------------------
Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

          11.12 INTERPRETATIONS.  Neither this Agreement nor any uncertainty or
                ---------------
ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

          11.13 SEVERABILITY.  Any term or provision of this Agreement which is
                ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          IN WITNESS WHEREOF, each of the each of the other Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                              ICCE, INC.


                              BY: /s/ David C. Cooper
                                  ------------------------------
                                     CHAIRMAN OF THE BOARD


                              RFCG MERGER SUBSIDIARY, INC.


                              BY: /s/ David C. Cooper
                                  ------------------------------
                                     PRESIDENT


                              RYLAN FORBES CONSULTING GROUP, INC.


                              BY: /s/ Robert T. Criscuolo, Jr.
                                  ------------------------------
                                     PRESIDENT

                              THE SHAREHOLDERS:


                              /s/ Robert T. Criscuolo, Jr.
                              ---------------------------- (SEAL)
                              ROBERT T. CRISCUOLO, JR.


                              /s/ Joseph K. Stauffer
                              ---------------------------- (SEAL)
                              JOSEPH K. STAUFFER